                                                             Exhibit 99.2(k)(ii)

                            ADMINISTRATION AGREEMENT

          THIS AGREEMENT made as of __________ __, 2004, by and between UM Investment Trust II (the "Trust"), and JPMORGAN CHASE BANK (the
"Administrator").

                              W I T N E S S E T H :

          In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          FIRST: The Trust on behalf of its sole series, the Undiscovered Managers Spinnaker Fund (the "Fund"), hereby authorizes the Administrator to provide administrative services to the Trust in accordance with the terms and conditions of this Agreement. The Administrator's services shall be subject to the direction and control of the Board of Trustees of the Trust and shall be performed under the direction of the appropriate Trust officers.

          SECOND: The Administrator shall provide certain administration services including:

     (A) arranging for the preparation and filing of the Trust's tax returns and preparing financial statements and other financial reports for review by the Trust's independent auditors;

     (B) preparing for the signature of the appropriate Trust officer (or assisting counsel in the preparation of) all required Trust proxy statements and updates to the Trust's Registration Statement under the Investment Company Act of 1940 (the "Act");

     (C) arranging for the printing and mailing (at the Trust's expense) of proxy statements and other reports or other materials provided to the Trust's shareholders;

     (D)  coordinating the Trust's annual audits;

     (E) developing the budget and establishing the rate of expense accrual for the Fund;

     (F) overseeing the preparation by the Trust's transfer agent of tax information for shareholders;

     (G) coordinating all relationships between the Trust and its contractors, including coordinating the negotiation of agreements, the review of performance of agreements, and the exchange of information, provided that coordination with the Fund's placement agent shall be limited to the exchange of information necessary for the administration of the Trust and the reporting of that information to the Board of Trustees and Trust officers;

     (H) overseeing the Trust's custodian, transfer agent and other service providers, including expense disbursement; overseeing any service provider conversions; verifying the calculation of performance data for the Trust and its reporting to the appropriate tracking services; monitoring the pricing of portfolio securities and compliance with amortized cost procedures, if applicable; computing the amount and monitoring the frequency of distributing the Fund's dividends and capital gains distributions and confirming that they have been properly distributed to the shareholders of record; and monitoring calculation of net asset value of shares by the custodian;

     (I) taking responsibility for compliance with all applicable federal securities and other regulatory requirements (other than state securities registration and filing requirements) and reviewing from time to time transactions with brokers and dealers; taking responsibility for monitoring the Fund's compliance with its investment objectives, policies and restrictions as disclosed in its Private Placement Memorandum;

     (J) responding to all inquires or other communications from shareholders of the Trust and other parties or, if the inquiry is more properly responded to by the Trust's transfer agent or placement agent, referring the individual making the inquiry to the appropriate person;

     (K) taking responsibility for monitoring the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

     (L) arranging for preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and shareholders;

     (M) preparing annual and semi-annual financial statements for management review; assisting management with coordination of annual financial statement audits; preparing and filing financial data for Form N-SAR and Form N-CSR filings and reviewing such filings as prepared by print vendor; compiling financial data (including expenses, management fees and performance data) for Form N-2 and Private Placement Memorandum updates (if applicable) for management review; preparing portfolio statistics on monthly and quarterly basis for client reporting and Fund share sales;

     (N) reviewing fund accounting vendors' monthly cash and asset reconciliations and report cards; monitoring expense activity, including accuracy of basis point accrual changes and journal entries; performing monthly reasonableness test of NAV; monitoring delivery of services by fund accountants;

     (O) preparing expense authorizations for management review and submitting for payment and maintaining expense log/database; providing management with monthly informational analysis of expenses, including budgeted future expenses and estimated over-/under-accruals; expense cap analysis (if applicable)--waivers and reimbursements;

     (P) assisting management with the administration of the Trustees' deferred compensation plans, if any; performing periodic line of credit reporting to comply with any loan agreement to which the Trust is a party from time to time; preparing and mailing annual 1099-MISC forms to Trustees and vendors; compiling information for annual shareholder tax letters for management review; assisting management with preparation of shareholder proxy materials as necessary;

     (Q) preparing, reviewing and distributing statistics for use by management at such intervals as determined by the Trust from time to time; completing weekly, monthly and quarterly surveys provided by reporting agencies; assisting management with the calculation and communication of periodic distribution information; calculating and, as requested by the Trust, distributing fund performance information; performing calculations of 1, 3, 5 and 10 year returns; maintaining benchmark data and calculating benchmark performance; ensuring consistency of performance information with Lipper and Morningstar; FundStation administration, if applicable, for distribution of NAVs, rates, total returns, yields and performance; calculation of after-tax and tax equivalent returns;

     (R)  making all necessary Blue Sky filings;

     (S)  maintaining books and records relating to such services; and

     (T) providing such other related services as the Trust may reasonably request.

          THIRD: Any activities to be performed by the Administrator under this Agreement may be delegated or sub-contracted to a third party without the approval of the Trust. The Administrator retains ultimate responsibility at all times under this contract for the performance of such activities, notwithstanding the existence of a third-party subcontract.

          FOURTH: Notwithstanding anything in this Agreement to the contrary:

     (A) The Administrator will keep confidential and will not use or disclose to any other party (including, but not limited to, affiliates of the Administrator) any Customer Information (as defined below), except as authorized in writing by the Trust or as appropriate in connection with performing this Agreement and subject to compliance with applicable law and any conditions set forth elsewhere in this Agreement.

     (B) The Administrator will maintain appropriate physical, electronic and procedural safeguards to store, dispose of (if applicable) and secure Customer Information to protect it from unauthorized access, use, disclosure, alteration, loss and destruction. The safeguards used by the Administrator to protect Customer Information will be no less than those used by the Administrator to protect its own confidential information. In addition, the Administrator will comply with any other security safeguards required by this Agreement.

     (C) The Administrator will control access to Customer Information and, except as required by law or as otherwise may be specifically permitted by this Agreement, permit access only to individuals who need access in connection with performing this Agreement and will cause such individuals to maintain the confidentiality of Customer Information.

     (D) Except as necessary to conform to any record retention requirements imposed by this Agreement, the Administrator will, upon termination of this Agreement or the Trust's earlier request, return to the Trust all Customer Information or destroy it, as specified by the Trust. The Administrator will provide to the Trust a destruction certificate if so required.

     (E) As between the Trust and the Administrator, Customer Information and all applicable intellectual property rights embodied in the Customer Information shall remain the property of the Trust.

     (F) The Administrator acknowledges that it has received and reviewed a copy of the Trust's privacy policy applicable to Customer Information and it agrees that it will not act in a manner that is inconsistent with such policy.

     (G) The term "Customer Information" as used in this Article means information, in any form, provided to the Administrator by on or behalf of the Trust that uniquely identifies a current, former or prospective Trust customer. Customer Information includes, but is not limited to, copies of such information or materials derived from such information.

          FIFTH: Any activities performed by the Administrator under this Agreement shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Act and of any rules or regulations in force thereunder; (2) any other applicable provision of law; (3) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Trust; and (5) the fundamental policies of the Fund, as reflected in the then current Registration Statement of the Trust. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the Act as such Registration Statement is amended at such time, and the term "Private Placement Memorandum" shall mean for the purposes of this Agreement the form of the then current confidential private placement memorandum for the Fund.

          SIXTH: Nothing in this Agreement shall prevent the Administrator or any officer thereof from acting as administrator for any other person, firm or corporation and shall not in any way limit or restrict the Administrator or any of its directors, officers, employees or affiliates from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under the Agreement.

          SEVENTH: The Administrator shall, at its own expense, provide office space and facilities, equipment and personnel for the performance of its functions hereunder. The Administrator shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Administrator be open for inspection by duly authorized officers, employees or agents of the Securities and Exchange Commission. In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request.

          EIGHTH: The Trust shall pay the Administrator, as full compensation for all services rendered hereunder, an annual fee on behalf of the Fund payable monthly and computed based on the average net asset value of the Fund at the annual rate of 0.365% of such average net asset value. With respect to any month, the average net assets of the Fund for such month shall be determined by averaging the value of the Fund's net assets on the last business day of such month with the value of the Fund's net assets on the last business day of the immediately prior month.

          NINTH:

     (A) This Agreement shall go into effect at the close of business on the date hereof and, unless terminated as hereinafter provided, shall continue in effect for two years thereafter and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund.

     (B) This Agreement may be terminated by the Administrator at any time without penalty upon giving the Board of Trustees of the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Board of Trustees of the Trust at any time without penalty upon giving the Administrator sixty (60) days' written notice (which notice may be waived by the Administrator), provided that such termination by the Board of Trustees of the Trust shall be directed or approved by the vote of a majority of all of its Trustees in office at the time, including a majority of the Trustees who are not interested persons (as defined in the Act) of the Trust, or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined the Act, subject to such exemptions as may be granted, issued or adopted by the Securities and Exchange Commission or its staff by any rule, regulation or order.

          TENTH: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any of its officers, directors or employees, the Trust shall indemnify the Administrator against any and all claims, demands and liabilities and expenses (including reasonable attorney's fees) which the Administrator may incur based on any omission in the course of, or connected with, rendering services to such Trust hereunder.

          ELEVENTH: A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

          TWELVETH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust shall be 522 Fifth Avenue, New York, NY 10036, and the address of the Administrator shall be 522 Fifth Avenue, New York, NY 10036.

          IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                           UM INVESTMENT TRUST II


                                           By:  /s/ Patricia A. Maleski
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                                                Patricia A. Maleski

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                                           JPMORGAN CHASE BANK


                                           By:  /s/ George C.W. Gatch
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